EXHIBIT 10.20

Virage Logic Corporation
FY2005 Bonus Plan

1. Purpose

The Virage Logic Corporation FY 2005 Bonus Plan (the “Plan”) is intended to: (i) enhance shareholder value by promoting strong linkages between employee contributions and company performance; (ii) support achievement of the business objectives of Virage Logic Corporation and its subsidiaries (the “Company”); and (iii) promote retention of employees.

2. Effective Date

This Plan is only effective for the Company’s 2005 fiscal year beginning October 1, 2004, through September 30, 2005 (the “Fiscal Year”). This Plan is limited in time and will expire automatically on September 30, 2005 (“Expiration Date”). This Plan also supersedes all prior bonus or commission incentive plans, whether with the Company or any subsidiary or affiliate thereof, or any written or verbal representations regarding the subject matter of this Plan.

3. Administration

(a)	The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Administrator”). The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which employees are eligible to participate in the plan, (b) prescribe the terms and conditions of Payouts (as further defined in Section 5 below, the “Payouts”), (c) interpret the Plan and the Payouts, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (e) interpret, amend or revoke any such rules. The Chief Financial Officer, Vice President, Human Resources and the Controller will be responsible for implementing the Plan.

(b)	All determinations and decisions made by the Administrator, the Board, and any delegate of the Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

(c)	The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company.

(d)	The Company shall provide a summary description of the Plan to each Participant (as defined in Section 4) and communicate to each Participant his or her Incentive Target Percentage (as defined in Section 5). The Company will provide Participants in the plan quarterly updates on progress toward achievement of the Company’s revenues and operating profits targets.

4. Eligibility

Any full-time regular employee of the Company in the U.S. may be eligible to participate in this Plan, provided he or she is designated by the Administrator as a participant and as to whom the Administrator has not, in its sole discretion, withdrawn such designation (a “Participant”) and he or she meets all the following conditions:

(a)	has signed an Acknowledgement Form in the form attached hereto as Exhibit A;

(b)	is employed by the Company as of the beginning of the fiscal quarter with respect of which a payment may be made;

(c)	is a full-time regular employee of the Company on the first and last day of the fiscal quarter with respect of which a payment may be made;

(d)	is not concurrently participating in a sales incentive or commission plan, or in any other bonus plan operated by or bonus contract with the Company;

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(e)	has not transferred to a position with the Company that either (1) is not eligible for participation in the Plan (as determined in the Administrator’s sole discretion), or (2) is eligible for participation in another bonus program offered by the Company; and

(f)	is not subject to a performance improvement plan or other disciplinary actions.

5. Plan Metrics

(a)	Subject to Section 5(b), the Payout under this Plan for each Participant will be calculated based upon the following formula:

Base		Incentive Target		Total Bonus Target		Bonus		Total
	X		÷		X		=
Salary		Percentage		Amount		Pool		Payout

The Base Salary is the base salary actually paid to the employee in the fiscal quarter for which a Payout is calculated.

Bonus Pool is a maximum of 10% of cumulative Pre-Bonus Operating Income.

Incentive Target Percentage is a percentage determined by the Administrator according to employee grade level and set forth in the Acknowledgment Form attached hereto as Exhibit A.

Pre-Bonus Operating Income is US GAAP Operating Income excluding charges associated with bonuses determined under this Plan, if any.

Total Bonus Target Amount is determined by aggregating each Participant’s total potential bonus amount (each Participant’s Base Salary multiplied by such Participant’s Incentive Target Percentage).

(b)	Payouts for the first three quarters of 2005 will be based on 66.6% of the cumulative Bonus Pool, and Payouts for the fourth quarter of 2005 will be based on 100% of the cumulative Bonus Pool.

6. Timing and Form of Payment of Payouts

Subject to the terms and conditions of this Plan, Payouts shall be made on a quarterly basis by the end of the month following the end of the fiscal quarter. No Payouts will be made if Pre-Bonus Operating Income is below 50% of the quarterly budgeted target and/or the annually budgeted target.

7. Plan Changes; No Entitlement

The Compensation Committee of the Board may at any time amend, suspend, or terminate this Plan, including may amend the Plan so as to ensure that no amount paid or to be paid hereunder shall be subject to the provision of Internal Revenue Code Section 409A(a)(1)(B). Nothing in this Plan is intended to create an entitlement to any employee for any incentive payment hereunder.

8. General Provisions

(a)	Tax Withholding. The Company shall withhold all applicable taxes from any Payout, including any federal, state and local taxes.

(b)	No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. Employment with the Company is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time, to terminate any individual’s employment with or without cause without regard to the effect it might have upon him or her as a Participant under this Plan.

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(c)	Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

(d)	Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(e)	Governing Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

(f)	Entire Agreement. This Plan, and any resolutions of the Compensation Committee of the Board amending the Plan, is the entire understanding between the Company and the employee regarding the subject matter of this Plan and supersedes all prior bonus or commission incentive plans, or employment contracts whether with any subsidiary, or affiliate thereof (including Virage Logic Corporation) or any written or verbal representations regarding the subject matter of this Plan. Participation in this Plan during the Fiscal Year will not convey any entitlement to participate in this or future plans or to the same or similar bonus benefits. Payments under this Plan are an extraordinary item of compensation that is outside the normal or expected compensation for the purpose of calculating any extra benefits, termination, severance, redundancy, end-of-service premiums, bonuses, long-service awards, overtime premiums, pension or retirement benefits or other similar payment.

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EXHIBIT A

Acknowledgment Form

I understand that I have been designated a Participant in the Virage Logic Corporation FY2005 Bonus Plan (the “Plan”). I have received a copy of the Plan document.

I understand that, notwithstanding any other agreements, arrangements or understandings that may exist, my Incentive Target Percentage for the Fiscal Year (FY2005) is ___%.

I hereby agree to the terms and conditions set forth in the Plan. I understand that I have no right to earn any amount under the Plan until all conditions described in the Plan have been met, as determined by the Compensation Committee of the Virage Logic Corporation Board of Directors, in its sole judgment.

PLAN PARTICIPANT	DATE

VIRAGE LOGIC CORPORATION

By:
DATE
Name:

Title:

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